For Immediate Release


             US Interactive to Acquire Leading e-Solutions Company, SoftPlus, to Create the Industry's First Global e2e Services Company

      US Interactive to Gain Deep, Communications, e-Customer Relationship Management (e-CRM) & Enterprise Application Architecture Practices and Enhance
                    Business-to-Business Expertise to Extend
              the Global 2000 from Behind the Web to Beyond the Web


PHILADELPHIA, PA and CUPERTINO, CA - February 1, 2000 - U.S. Interactive, Inc., (NASDAQ: USIT) a leading Internet professional services company today announced it has entered into a definitive merger agreement to acquire SoftPlus, Inc., a privately-held, leading e-solutions company based in Cupertino, CA. The acquisition of SoftPlus will enable US Interactive to redefine the Internet professional services landscape by offering the Global 2000 innovative, end-to-end (e2e) solutions to extend their businesses from behind the Web to beyond the Web.

Through SoftPlus' experience in developing comprehensive business-to-business
(B2B) e-solutions, the company has pioneered e2e technology frameworks and "integration patterns" to create state-of-the-art e-CRM (customer relationship management) solutions leveraging specific domain knowledge. SoftPlus is recognized for its deep, vertical expertise in the communications industry based on its extensive experience serving some of the world's leading Internet Services Providers (ISP), Application Services Providers (ASP), and Competitive Local Exchange Carrier's (CLEC).

The combination of US Interactive and SoftPlus will result in the creation of a global Internet professional services organization offering clients a unique depth and breadth of experience. The new organization will encompass: 12 offices including international locations in the United Kingdom, Germany and India; more than 650 employees; 100 world-class clients located across five continents; a global Internet and wireless research and development center; and domain-specific Internet and wireless based technology such as "e2e frameworks."

"US Interactive is committed to helping the Global 2000 build deeper, multi-directional views of their clients," notes Eric Pulier, chairman and co-founder, US Interactive. "The result of this union is a new breed of Internet professional services company that can provide clients throughout the world with unmatched talent and expertise in developing e2e solutions."

"In this world of ever changing Internet technology, clients must be able to rely on an experienced, technically-savvy partner to help them realize the power of emerging technologies such as wireless and broadband," says Stephen Zarrilli, president and CEO, US Interactive. "SoftPlus' technical leadership in pioneering new Internet technologies, application frameworks and solution sets will give clients a time-to-market advantage when leveraging emerging technologies to build more robust relationships with their customers."


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US Interactive/SoftPlus -2-

 "We are delighted to join forces with US Interactive because of their proven leadership in the Internet professional services field. Their widely-acclaimed, e-Roadmap(R) delivery platform, proven IVL Methodology(sm) and world-class network of strategic alliances are a perfect complement to the SoftPlus organization," notes Mohan Uttarwar, president, SoftPlus. "This combination of talent and experience will provide us with a unique delivery platform to help clients migrate their e-business initiatives from behind the Web to beyond the Web."

According to Meredith Whalen, program manager, IDC Internet Services and ASP Research, "The Internet Services market is growing rapidly; but competition is growing as well. IDC believes that Internet Service firms who are involved in constant innovation to their business will gain a competitive advantage. US Interactive's recent acquisition of SoftPlus demonstrates such innovation as the company expands its role into the CRM services space."

"SoftPlus is a tremendous business partner for Asia Online," notes Dan Hoffman, managing director and vice president of Operations, Asia Online. "They provided us with the overall strategy and technical talent to design and build our e2e e-business. SoftPlus' proprietary e2e frameworks and integration patterns have redefined e-solutions delivery from a time-to-value perspective. In the span of four months they created an end-to-end e-business solution that is currently being rolled out to several ISP properties across Asia-Pacific."

"The combination of SoftPlus and US Interactive provide an unmatched array of capabilities and people all focused around e-business," says Scott Alexander, chief e-business officer, AIG. "We have been a client of US Interactive's for more than a year, and now more than ever AIG looks forward to continuing and extending our relationship."

SoftPlus will be a US Interactive Strategic Business Unit (SBU), with Mohan Uttarwar continuing to serve as its President, reporting to US Interactive's President and CEO Stephen Zarrilli. Mr. Uttarwar will also be appointed to the US Interactive Board of Directors.

Details about the Transaction
The consideration for the transaction is 4.8 million shares of US Interactive common stock, $20 million in cash, and a one year $80 million note due to the selling shareholders. US Interactive anticipates that it will repay the note with proceeds obtained from one or more of the following: borrowings under its credit facilities, a refinancing with commercial lenders, and the sale of capital stock or debt securities in the public or private markets, together with revenues generated from operations. The transaction, which is subject to customary conditions to closing, is expected to close at the end of Q1. Lehman Brothers Inc. acted as a financial advisor to US Interactive in connection with this transaction.

About SoftPlus
SoftPlus is a leading e-solutions company with specialized expertise in developing innovative B2B solutions for the global communications industry. SoftPlus' proprietary e2e frameworks helps its professionals transform enterprises into e-businesses by providing a unified Web-based view of all interactions with agents, partners, and customers. By serving some of the world's leading telecommunications and financial services companies, SoftPlus has developed innovative e-CRM solutions to reach over one million customers of the Global 2000. SoftPlus currently has more than 300 employees. SoftPlus clients include: Interkom, E*TRADE; British Telecom/Viag Intercom; CMGI/NaviNet; BellSouth; and Sun Microsystems. Its strategic alliance partners include leading technology companies such as Sun Microsystems; Portal; Siebel Systems; Remedy; and BEA.

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US Interactive/SoftPlus -3-

About U.S. Interactive, Inc.

US Interactive is a leading Internet professional services company that helps the Global 2000 make business sense of the Internet by thinking, building and running e-businesses. By combining business strategy, digital marketing and technology skills, US Interactive builds electronic enterprises using its proprietary e-Roadmap(R) delivery platform, IVL Methodology(sm) and CAPTURE(sm)
- an Extranet relationship management tool. US Interactive currently has more than 350 employees in seven cities: Los Angeles, Philadelphia, New York, Washington, D.C., Boston, Chicago, and Murray Hill, NJ, and has conducted work on behalf of numerous Fortune 1000 companies including AIG, Comcast, Intel, Lucent, Microsoft, Pfizer, Sprint, and Universal Music. US Interactive was named the 30th fastest growing technology company in the United States as listed in Deloitte & Touche's prestigious Fast 500 Program based on the percentage growth in revenues for the years 1994 to 1998.

Forward Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated, including risks relating to the timetable for completion of the acquisition, the future benefits U.S. Interactive expects to derive as a result of the acquisition, personnel retention following the acquisition, satisfaction of customary closing conditions, U.S. Interactive's success in integrating SoftPlus with its own operations, the successful operation of SoftPlus during the transition period following the announcement of the acquisition, ability to obtain financing when required, and factors relating to integration of the management teams and employees. Additionally, other factors that could affect the Company's performance and future results are: general economic conditions; fluctuations in operating results; the ability to effectively manage future growth, to retain and efficiently integrate our executive management team, and to identify, hire, train and retain, in a highly competitive market, individuals highly skilled in the Internet and its rapidly changing technology; significant revenue concentration in a limited number of clients; the lack of long-term contracts; the ability to enter into, and retain our existing strategic relationships; market acceptance, rapid technological change, a decline in Internet usage, and intense competition in our market; and our ability to effectively integrate the operational, managerial and financial aspects of future acquisitions. For a discussion of these and other risk factors that could affect US Interactive's business, see "Risk Factors" in US Interactive's Prospectus dated August 9, 1999.
                                       ###


The US Interactive name and design and e-Roadmap are registered service marks of U.S. Interactive, Inc. IVL Methodology and CAPTURE are service marks of U.S. Interactive, Inc. All other company names and products are trademarks of their respective companies.

EDITOR'S NOTE: Additional information, including other announcements, about U.S. Interactive, Inc. is available at www.usinteractive.com. Information about SoftPlus is available at www.softplus.com


Public Relations Contacts:
Amy Goldsmith, U.S. Interactive, Inc., phone: 310-889-3191,
e-mail: agoldsmith@usinteractive.com


Lauren Curley, The Horn Group, phone: 781-356-7126, e-mai

Investor Relations Contact:
Shawn Southard, U.S. Interactive, Inc., phone: 610-382-8879,
e-mail: InvestorRelations@usinteractive.com